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[Logo] MINNESOTA MUTUAL LIFE                                         ENDORSEMENT
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Before we issued your contract, we made the following change to the contract.
It is part of your contract and is effective as of the contract date, unless a different date is shown here.


GENERAL INFORMATION

ARE ALL SEPARATE ACCOUNT OPTIONS AVAILABLE FOR ANY PURCHASE PAYMENT?

No.

When this contract is used in association with the University of Minnesota Faculty Retirement Plan ("Basic Plan"), purchase payments may be allocated only to the following sub-accounts:

         Money Market Account
         Bond Account

When this contract is used in association with the purchase of tax sheltered annuities by University of Minnesota Staff for the purchase of optional annuities ("Optional Plan") under section 403(b), purchase payments may be allocated to any sub-account offered under the contract.


TRANSFER PROVISIONS

MAY AMOUNTS BE TRANSFERRED BETWEEN THE BASIC PLAN SUB-ACCOUNTS AND THE OPTIONAL PLAN SUB-ACCOUNTS?

No.



/s/ Robert J. Hasling                                     /s/ Coleman Bloomfield

Secretary                        Registrar                             President


87-9164